Exhibit 99.1

[LETTERHEAD OF VELSTAND INVESTMENTS. LLC]

Parker Kennedy

Executive Chairman of the Board

First American Financial

1 First American Way

Santa Ana, California 92707

Confidential

April 6, 2011

Dear Park:

Pursuant to our conversation this morning, please accept this letter as notification of my resignation from the Board of Directors of First American Financial effective today.

Yours truly,

/s/ Glenn C. Christenson
Glenn C. Christenson
Managing Director